    As filed with the Securities and Exchange Commission on October 30, 1996.
                             File No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------

                         PHYSICIAN SALES & SERVICE, INC.
               (Exact Name of Issuer as Specified in its Charter)

                  FLORIDA                              59-2280364
         (State or Other Jurisdiction of            (I.R.S. Employer
         Incorporation or Organization)             Identification Number)

          7800 BELFORT PARKWAY, SUITE 250, JACKSONVILLE, FLORIDA 32256
                  (Address, including zip code, and telephone
                     number of Principal Executive Offices)

                  PSS/TAYLOR MEDICAL PROFIT SHARING 401(K) PLAN
                            (Full Title of the Plan)

                                PATRICK C. KELLY
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         PHYSICIAN SALES & SERVICE, INC.
                         7800 BELFORT PARKWAY, SUITE 250
                           JACKSONVILLE, FLORIDA 32256
                                 (904) 281-0011
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                   Maximum               Amount of
          to be Registered              be Registered (1)          Offering Price              Aggregate           Registration Fee
                                                                    Per Unit (2)           Offering Price (2)
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value (3)       140,000 shares               $19.375                  $2,712,500                $822
-----------------------------------------------------------------------------------------------------------------------------------

       (1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Registrant's 401(k) Plan.
       (2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market System on October 29, 1996.
       (3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
===============================================================================

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1996 that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (2) The Plan's Annual Report on Form 11-K for the fiscal year ended May 31, 1996.

         (3) All other reports filed by the Registrant or the Plan pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's 1996 Annual Report on Form 10-K, including the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

         (4) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Registrant and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock registered hereby has been passed upon by Fred Elefant, P.A., Jacksonville, Florida, general counsel and a director of the Registrant. Mr. Elefant beneficially owns approximately 94,000 shares of Common Stock of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Registrant set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Registrant is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys' fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that he is or was a director or officer of the Registrant or who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Registrant also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Registrant who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct and an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Registrant provide that the Registrant shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Registrant prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

         The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:


     Exhibit Number                  Description
     --------------                  -----------
         4(a)             Amended and Restated Articles of
                          Incorporation, as amended, of the
                          Registrant (incorporated by reference
                          from Registrant's Registration
                          Statement on Form S-3, effective
                          November 13, 1995, Registration No.
                          33-97524)

         4(b)             Amended and Restated Bylaws of the
                          Registrant (incorporated by reference
                          from Registrant's Annual Report on Form
                          S-1, Registration No. 33-76580)

         5(a)             Opinion of Counsel

         23(a)            Consent of Counsel (included in Exhibit 5)

         23(b)            Consent of Arthur Andersen LLP

         23(c)            Consent of Arthur Andersen LLP

         23(d)            Consent of Price Waterhouse LLP

         24(a)            Power of Attorney (contained in Part II at page II-8)


         The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 29, 1996.


                                   PHYSICIAN SALES & SERVICE, INC.
                                            (Registrant)



                                   By:/s/ Patrick C. Kelly
                                      -------------------------
                                      Patrick C. Kelly
                                      Chief Executive Officer

                               POWER OF ATTORNEY


         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Patrick C. Kelly or David A. Smith and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of this 29th day of October, 1996.


           Signature                                   Capacity
           ---------                                   --------

   /s/ Patrick C. Kelly               Chairman of the Board, Chief Executive
------------------------              Officer and Director (principal executive
Patrick C. Kelly                      officer)

   /s/ David A. Smith                 Vice President, Chief Financial Officer
------------------------              and Assistant Secretary and Director
David A. Smith                        (principal financial and accounting
                                      officer)

   /s/ John F. Sasen, Sr.             Director
------------------------
John F. Sasen, Sr.

   /s/ Delmer W. Dallas               Director
------------------------
Delmer W. Dallas


-------------------------             Director
William C. Mason


   /s/ T. O'Neal Douglas              Director
------------------------
T. O'Neal Douglas

   /s/ Fred Elefant                   Director
------------------------
Fred Elefant

   /s/ Delores Kessler                Director
------------------------
Delores Kessler

   /s/ James L.L. Tullis              Director
------------------------
James L.L. Tullis

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 29, 1996.


                                         PSS/TAYLOR MEDICAL PROFIT
                                         SHARING 401(K) PLAN


                                         By: /s/ Patrick C. Kelly
                                             ----------------------------
                                                Patrick C. Kelly, Trustee


                                         By: /s/ David A. Smith
                                             ----------------------------
                                                David A. Smith, Trustee

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



            Exhibit Number                           Description
            --------------                           -----------

                  4(a) Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-3, effective November 13, 1995, Registration No. 33-97524)

                  4(b) Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Annual Report on Form S-1, Registration No. 33-76580)

                  5(a)              Opinion of Counsel

                 23(a)              Consent of Counsel (included in Exhibit 5)

                 23(b)              Consent of Arthur Andersen LLP

                 23(c)              Consent of Arthur Andersen LLP

                 23(d)              Consent of Price Waterhouse LLP

                  24                Power of Attorney (contained in Part II
                                    at page II-8)